                                                                     EXHIBIT 4.7
================================================================================


                      AMENDED AND RESTATED CREDIT AGREEMENT

             -------------------------------------------------------


                   CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP,

                                   as Borrower


                          CHESAPEAKE ENERGY CORPORATION

                                       and

                          CERTAIN OF ITS SUBSIDIARIES,

                                  as Guarantors


                                       and


                         UNION BANK OF CALIFORNIA, N.A.,

                                    as Agent


                       and CERTAIN FINANCIAL INSTITUTIONS,

                                   as Lenders

             -------------------------------------------------------

                                  $100,000,000


                                  May 30, 2000


================================================================================

                               TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
AMENDED AND RESTATED CREDIT AGREEMENT........................................................6

ARTICLE I - Definitions and References.......................................................6
         Section 1.1.   Defined Terms........................................................6
         Section 1.2.   Exhibits and Schedules; Additional Definitions......................21
         Section 1.3.   Amendment of Defined Instruments....................................22
         Section 1.4.   References and Titles...............................................22
         Section 1.5.   Calculations and Determinations.....................................22
         Section 1.6.   Joint Preparation; Construction of Indemnities and Releases.........22

ARTICLE II - The Loans......................................................................23
         Section 2.1.   Commitments to Lend; Notes..........................................23
         Section 2.2.   Requests for New Loans..............................................23
         Section 2.3.   Interest Rates; Continuations and Conversions of Existing Loans.....24
         Section 2.4.   Use of Proceeds.....................................................25
         Section 2.5.   Fees................................................................26
         Section 2.6.   Optional Prepayments................................................26
         Section 2.7.   Mandatory Prepayments...............................................26
         Section 2.8.   Initial Borrowing Base..............................................27
         Section 2.9.   Subsequent Determinations of Borrowing Base.........................27
         Section 2.10.  Borrower's Reduction of the Borrowing Base..........................28
         Section 2.11.  Letters of Credit...................................................28
         Section 2.12.  Requesting Letters of Credit........................................29
         Section 2.13.  Reimbursement and Participations....................................29
         Section 2.14.  Letter of Credit Fees...............................................31
         Section 2.15.  No Duty to Inquire..................................................31
         Section 2.16.  LC Collateral.......................................................32

ARTICLE III - Payments to Lenders...........................................................33
         Section 3.1.   General Procedures..................................................33
         Section 3.2.   Increased Cost and Reduced Return...................................34
         Section 3.3.   Limitation on Types of Loans........................................35
         Section 3.4.   Illegality..........................................................36
         Section 3.5.   Treatment of Affected Loans.........................................36
         Section 3.6.   Compensation........................................................37
         Section 3.7.   Taxes...............................................................37
         Section 3.8.   Compensation Procedure..............................................38
         Section 3.9.   Change of Applicable Lending Office.................................39

ARTICLE IV - Conditions Precedent to Lending................................................39
         Section 4.1.   Documents to be Delivered...........................................39
         Section 4.2.   Additional Conditions Precedent.....................................40

ARTICLE V - Representations and Warranties..................................................41
         Section 5.1.   No Default..........................................................41
         Section 5.2.   Organization and Good Standing......................................41
         Section 5.3.   Authorization.......................................................42
         Section 5.4.   No Conflicts or Consents............................................42
         Section 5.5.   Enforceable Obligations.............................................42
         Section 5.6.   Initial Financial Statements........................................42
         Section 5.7.   Other Obligations and Restrictions. ................................42
         Section 5.8.   Full Disclosure.....................................................43
         Section 5.9.   Litigation..........................................................43
         Section 5.10.  Labor Disputes and Acts of God......................................43
         Section 5.11.  ERISA Plans and Liabilities.........................................43
         Section 5.12.  Environmental and Other Laws........................................44
         Section 5.13.  Names and Places of Business........................................44
         Section 5.14.  Borrower's Subsidiaries.............................................44
         Section 5.15.  Title to Properties; Licenses.......................................45
         Section 5.16.  Government Regulation...............................................45
         Section 5.17.  Insider.............................................................45
         Section 5.18.  Officers, Directors and Shareholders................................46
         Section 5.19.  Solvency............................................................46

ARTICLE VI - Affirmative Covenants of Borrower..............................................46
         Section 6.1.   Payment and Performance.............................................46
         Section 6.2.   Books, Financial Statements and Reports.............................46
         Section 6.3.   Other Information and Inspections...................................48
         Section 6.4.   Notice of Material Events and Change of Address.....................48
         Section 6.5.   Maintenance of Properties...........................................49
         Section 6.6.   Maintenance of Existence and Qualifications.........................50
         Section 6.7.   Payment of Trade Liabilities, Taxes, etc............................50
         Section 6.8.   Insurance...........................................................50
         Section 6.9.   Performance on Borrower's Behalf....................................51
         Section 6.10.  Interest............................................................51
         Section 6.11.  Compliance with Agreements and Law..................................51
         Section 6.12.  Environmental Matters; Environmental Reviews........................51
         Section 6.13.  Evidence of Compliance..............................................51
         Section 6.14.  Agreement to Deliver Security Documents.............................52
         Section 6.15.  Perfection and Protection of Security Interests and Liens...........52
         Section 6.16.  Bank Accounts; Offset...............................................52
         Section 6.17.  Guaranties of Borrower's Subsidiaries...............................53
         Section 6.18.  Production Proceeds.................................................53

ARTICLE VII - Negative Covenants of Borrower................................................54
         Section 7.1.   Indebtedness........................................................54
         Section 7.2.   Limitation on Liens.................................................54
         Section 7.3.   Hedging Contracts...................................................55
         Section 7.4.   Limitation on Mergers, Issuances of Securities......................56

         Section 7.5.   Limitation on Sales of Property.....................................56
         Section 7.6.   Limitation on Dividends and Redemptions.............................57
         Section 7.7.   Limitation on Investments and New Businesses........................57
         Section 7.8.   Limitation on Credit Extensions.....................................58
         Section 7.9.   Transactions with Affiliates........................................58
         Section 7.10.  Certain Contracts; Amendments; Multiemployer ERISA Plans............58
         Section 7.11.  Current Ratio.......................................................58
         Section 7.12.  Fixed Charge Coverage Ratio.........................................59

ARTICLE VIII - Events of Default and Remedies...............................................59
         Section 8.1.   Events of Default...................................................59
         Section 8.2.   Remedies............................................................61

ARTICLE IX - Agent..........................................................................61
         Section 9.1.   Appointment and Authority...........................................61
         Section 9.2.   Exculpation, Agent's Reliance, Etc..................................62
         Section 9.3.   Credit Decisions....................................................62
         Section 9.4.   Indemnification.....................................................62
         Section 9.5.   Rights as Lender....................................................63
         Section 9.6.   Sharing of Set-Offs and Other Payments..............................63
         Section 9.7.   Investments.........................................................64
         Section 9.8.   Benefit of Article IX...............................................64
         Section 9.9.   Resignation.........................................................64

ARTICLE X - Miscellaneous...................................................................65
         Section 10.1.  Waivers and Amendments; Acknowledgments.............................65
         Section 10.2.  Survival of Agreements; Cumulative Nature...........................66
         Section 10.3.  Notices.............................................................67
         Section 10.4.  Payment of Expenses; Indemnity......................................67
         Section 10.5.  Joint and Several Liability; Parties in Interest; Assignments.......68
         Section 10.6.  Confidentiality.....................................................70
         Section 10.7.  Governing Law; Submission to Process................................70
         Section 10.8.  Limitation on Interest..............................................71
         Section 10.9.  Termination; Limited Survival.......................................72
         Section 10.10. Severability........................................................72
         Section 10.11. Counterparts........................................................72
         Section 10.12. Waiver of Jury Trial, Punitive Damages, etc.........................72
         Section 10.13. Amendment and Restatement...........................................73

Schedules and Exhibits:
----------------------

Schedule 1 - Disclosure Schedule
Schedule 2 - Security Schedule
Schedule 2-A - Properties to be Mortgaged at Closing
Schedule 3 - Insurance Schedule
Schedule 4 - Existing Investments
Schedule 5 - Additional Mortgaged Properties

Exhibit A - Promissory Note
Exhibit B - Borrowing Notice
Exhibit C - Continuation/Conversion Notice
Exhibit D - Certificate Accompanying Financial Statements
Exhibit E - Letter of Credit Application and Agreement
Exhibit F - Opinion of Counsel for Restricted Persons
Exhibit G - Assignment and Assumption Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT is made as of May 30, 2000, by and among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership (herein called "Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation (herein called "Parent"), certain Subsidiaries of Parent, as Guarantors, Union Bank of California, N.A., individually and as agent (herein called "Agent") and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                     ARTICLE I - Definitions and References

         Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

         "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" means Union Bank of California, N.A., as Agent hereunder, and its successors in such capacity; provided, however, that until such time as a Lender other than Union Bank of California, N.A. becomes a party hereto, "Agent" shall mean Union Bank of California, N.A., individually.

         "Agreement" means this Amended and Restated Credit Agreement.

         "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of Base Rate Loans and such Lender's Eurodollar Lending Office in the case of Eurodollar Loans.

         "Applicable Utilization Level" means on any date the level set forth below that corresponds to the percentage, at the close of business on such day, equivalent to the (i) Facility Usage divided by (ii) the Borrowing Base (the "Utilization Percent"):

                       Applicable Utilization Level                Utilization Percent
                   -------------------------------------- --------------------------------------
                                Level I                               less than 20%

                                Level II                    equal to or greater than 20% but
                                                                      less than 40%

                                Level III                   equal to or greater than 40% but
                                                                      less than 60%

                                Level IV                      equal to or greater than 60%

         "Bank Parties" means Agent, LC Issuer, and all Lenders.

         "Base Rate" means the Base Rate Margin plus the higher of (a) Agent's Reference Rate and (b) the Federal Funds Rate plus one-half percent (0.5%) per annum. As used in this paragraph, Agent's "Reference Rate" means that variable rate of interest per annum established by Agent from time to time as its "reference rate" (which rate of interest may not be the lowest rate charged on similar loans). Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

         "Base Rate Loan" means a Loan which bears interest at the Base Rate.

         "Base Rate Margin" means, on any date, with respect to each Base Rate portion of a Loan, the number of basis points per annum set forth below based on the Applicable Utilization Level on such date:

                          Applicable Utilization Level            Base Rate Margin
                     ---------------------------------------- --------------------------
                                    Level I                              50

                                    Level II                             75

                                    Level III                            100

                                    Level IV                             125

Changes in the applicable Base Rate Margin will occur automatically without prior notice as changes in the Applicable Utilization Level occur. Agent will give notice promptly to Borrower and the Lenders of changes in the Base Rate Margin.

         "Borrower" means Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership.

         "Borrowing" means a borrowing of new Loans of a single Type pursuant to
Section 2.2 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

         "Borrowing Base" means, at the particular time in question, either the amount provided for in Section 2.8 or the amount determined by Agent and Required Lenders in accordance with the provisions of Section 2.9, as reduced by Borrower pursuant to Section 2.10 or as reduced pursuant to Section 7.5; provided, however, that in no event shall the Borrowing Base ever exceed the Maximum Loan Amount.

         "Borrowing Base Deficiency" has the meaning given it in Section 2.7(b).

         "Borrowing Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

         "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Los Angeles, California. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

         "Cash Equivalents" means investments in:

         (a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

         (b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency.

         (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above

         (d) open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency.

         (e) money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

         "Change of Control" means the occurrence of any of the following events: (i) any Person other than Parent or one of its wholly-owned Subsidiaries shall acquire or hold any legal or beneficial ownership of Borrower or any Guarantor, (ii) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Parent's management or their designees to be voted in favor of Persons nominated by Parent's Board of Directors) of 35% or more of the outstanding voting securities of Parent, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Parent), (iii) one-third or more of the directors of Parent shall consist of Persons not nominated by Parent's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements) or (iv) neither Aubrey K. McClendon nor Tom Ward shall be executive officers and directors of Parent.

         "Chesapeake Canada" means Chesapeake Canada Corporation, an Alberta corporation.

         "Chesapeake Marketing" means Chesapeake Marketing, Inc., an Oklahoma corporation.

         "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

         "Commitment Period" means the period from and including the date hereof until and including the Maturity Date (or, if earlier, the day on which the commitments of the Lenders are terminated pursuant to Section 8.1, or the day the Notes first become due and payable in full).

         "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

         "Consolidated EBITDA" means, with respect to any period, the sum of (a) the Consolidated Net Income of Parent and its Subsidiaries during such period, plus (b) Consolidated interest expense which was deducted in determining such Consolidated Net Income, plus (c) all income taxes which were deducted in determining such Consolidated Net Income, plus (d) all depreciation, amortization (including amortization of good will and debt issue costs) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP) which were deducted in determining such Consolidated Net Income, minus (e) all non-cash items of income which were included in determining such Consolidated Net Income. Revenues and expenses derived from Hedging Contracts related to interest rates or dividend rates will be treated as adjustments to interest expense for purposes of this definition.

         "Consolidated Fixed Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between Parent and its Subsidiaries and all other items required to be eliminated in the course of the preparation of Consolidated financial statements of Parent and its Subsidiaries in accordance with GAAP):
(a) all Consolidated Interest Expense during such period, plus (b) all scheduled, required and actual payments or prepayments of principal on Indebtedness (other than revolving credit Indebtedness) of Parent and its Subsidiaries during such period, plus (c) all dividends (other than dividend payable in common stock) declared by Parent and attributable to such period. For purposes of this Agreement a dividend is "attributed" to the Fiscal Quarter immediately preceding the Fiscal Quarter in which such dividend is actually declared by Parent.

         "Consolidated Interest Expense" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between Parent and its Subsidiaries and all other items required to be eliminated in the course of the preparation of Consolidated financial statements of Parent and its Subsidiaries in accordance with GAAP):
(a) all interest, commitment fees and loan fees in respect of Indebtedness of Parent or any of its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, plus (b) all fees, expenses and charges in respect of letters of credit issued for the account of Parent or any of its Subsidiaries deducted in determining Consolidated Net Income for such period, together with all such fees, expenses and charges in respect of letters of credit capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period. Revenues and expenses derived from Hedging Contracts related to interest rates or dividend rates will be treated as adjustments to interest expense for purposes of this definition.

         "Consolidated Net Income" means, with respect to any period, Parent 's and its Subsidiaries' gross revenues for such period, including any cash dividends or distributions actually received from any other Person during such period, minus Parent's and its Subsidiaries' expenses and other proper charges against income (including but not limited to income taxes), determined on a Consolidated basis after eliminating earnings or losses attributable to outstanding minority interests and excluding the net earnings of any Person other than a Subsidiary in which Parent or any of its Subsidiaries has an ownership interest

         "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of
Section 2.3.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.3 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.3 or Article III of one Type of Loan into another Type of Loan.

         "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "Default Rate" means, at the time in question, three percent (3.0%) per annum plus the Base Rate then in effect; provided that, with respect to any Eurodollar Loan with an Interest Period extending beyond the date such Eurodollar Loan becomes due and payable, "Default

Rate" shall mean three percent (3.0%) per annum plus the related Eurodollar Rate. The Default Rate shall never exceed the Highest Lawful Rate.

         "Deficiency Notice" has the meaning given it in Section 2.7.

         "Determination Date" has the meaning given it in Section 2.9.

         "Disclosure Report" means either a notice given by Borrower or Parent under Section 6.4 or a certificate given by Borrower's or Parent's chief financial officer under Section 6.2(b).

         "Disclosure Schedule" means Schedule 1 hereto.

         "Distribution" means (a) any dividend or other distribution made by a Restricted Person on or in respect of any stock, partnership interest, or other equity interest in such Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any stock, partnership interest, or other equity interest in such Restricted Person (including any such option or warrant).

         "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" below its name on the Lender Schedule attached hereto, or such other office as such Lender may from time to time specify to Borrower and Agent; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

         "Eligible Transferee" means a Person which either (a) is a Lender or Lender Affiliate or (b) is consented to as an Eligible Transferee by Agent and, so long as no Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

         "Engineering Report" means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.2.

         "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Affiliate" means Restricted Persons and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Restricted Persons, are treated as a single employer under
Section 414 of the Internal Revenue Code of 1986, as amended.

         "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

         "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on the Lender Schedule attached hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Agent.

         "Eurodollar Loan" means a Loan which is properly designated as a Eurodollar Loan pursuant to Section 2.2 or 2.3.

         "Eurodollar Margin" means, on any date, with respect to each Eurodollar Loan, the number of basis points per annum set forth below based on the Applicable Utilization Level on such date:

                          Applicable Utilization Level            Eurodollar Margin
                     ---------------------------------------- --------------------------
                                     Level I                             200
                                    Level II                             225
                                    Level III                            250
                                    Level IV                             275

Changes in the applicable Eurodollar Margin will occur automatically without prior notice as changes in the Applicable Utilization Level occur. Agent will give notice promptly to Borrower and the Lenders of changes in the Eurodollar Margin.

         "Eurodollar Rate" means, with respect to each particular Eurodollar Loan and the associated LIBOR Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

         Eurodollar Rate =

         LIBOR Rate                  + Eurodollar Margin
         100.0% - Reserve Percentage

The Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Percentage changes. No Eurodollar Rate shall ever exceed the Highest Lawful Rate.

         "Evaluation Date" means each of the following:

         (a) January 1 and July 1 of each year, beginning July 1, 2000;

         (b) Each other date which either Borrower or Required Lenders, at their respective options, specifies as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the first or last date of a current calendar month and that Borrower shall not be entitled to request any such redetermination more than once during any six (6) month period beginning with any January 1 or July 1.

         "Event of Default" has the meaning given it in Section 8.1.

         "Facility Usage" means, at the time in question, the aggregate amount of outstanding Loans and existing LC Obligations at such time.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

         "Fiscal Quarter" means the fiscal quarter of Parent.

         "Fiscal Year" means the fiscal year of Parent.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Parent and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Parent or with respect to Parent and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Parent or of Parent and its Consolidated Subsidiaries.

         "Guarantor" means any Person who has guaranteed some or all of the Obligations pursuant to a guaranty listed on the Security Schedule or any other Person who has guaranteed some or all of the Obligations and who has been accepted by Agent as a Guarantor or any

Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Agent pursuant to Section 6.17.

         "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

         "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

         "Indebtedness" of any Person means Liabilities (without duplication) in any of the following categories:

         (a) Liabilities for borrowed money,

         (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

         (c) Liabilities evidenced by a bond, debenture, note or similar instrument,

         (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

         (e) Liabilities arising under Hedging Contracts,

         (f) Liabilities constituting principal under leases capitalized in accordance with GAAP or arising under operating leases,

         (g) Liabilities arising under conditional sales or other title retention agreements,

         (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase

Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

         (i) Liabilities (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property, if such Liabilities arises out of or in connection with the sale of or issuance of the same or similar securities or property,

         (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

         (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment),

         (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor, or

         (m) Liabilities in respect of banker's acceptances or similar instruments issued or accepted by banks;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 120 days past the original invoice or billing date therefor (but excluding such Liabilities so outstanding which are contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the books of such Person in accordance with GAAP).

         "Indentures" means (i) that certain Indenture dated April 1, 1996 among Parent, as Issuer, the Subsidiary Guarantors, as Guarantors, and United States Trust Company of New York, as Trustee, providing for $120,000,000 in principal amount of 9.125% Senior Notes due 2006, as supplemented prior to the date hereof (the "`96 Indenture"), (ii) that certain Indenture dated March 15, 1997 among Parent, as Issuer, the Subsidiary Guarantors, as Guarantors, and United States Trust Company of New York, as Trustee, providing for $150,000,000 in principal amount of 7.875% Senior Notes due 2004, as supplemented prior to the date hereof, and that certain Indenture dated March 15, 1997 among Parent, as Issuer, the Subsidiary Guarantors, as Guarantors, and United States Trust Company of New York, as Trustee, providing for $150,000,000 in principal amount of 8.5% Senior Notes due 2012, as supplemented prior to the date hereof (the "`97 Indenture"), and (iii) that certain Indenture dated April 1, 1998 among Parent, as Issuer, the Subsidiary Guarantors, as Guarantors, and United States Trust Company of New York, as Trustee, providing for $500,000,000 in principal amount of 9 5/8% Senior Notes due 2005 (the "`98 Indenture").

         "Initial Engineering Report" means the following engineering reports concerning oil and gas properties of Restricted Persons:

         (i) Report dated January 1, 2000 prepared by Williamson Petroleum Consultants, Inc.;

         (ii) Report dated January 1, 2000 prepared by Ryder Scott Company; and

         (iii) Report dated January 1, 2000 prepared by Parent's employee engineers.

         "Initial Financial Statements" means (i) the audited annual Consolidated financial statements of Parent dated as of December 31, 1999, and
(ii) the unaudited quarterly Consolidated financial statements of Parent dated as of March 31, 2000.

         "Insurance Schedule" means Schedule 3 attached hereto.

         "Interest Period" means, with respect to each particular Eurodollar Loan in a Borrowing, a period of 1, 2, 3 or 6 months, as specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

         "Investment" means any investment, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

         "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

         "LC Application" means any application for a Letter of Credit hereafter made by Borrower to LC Issuer.

         "LC Collateral" has the meaning given to such term in Section 2.16(a).

         "LC Issuer" means Union Bank of California, N.A. in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. Agent may, with the consent of Borrower and the Lender in question, appoint any Lender hereunder as the LC Issuer in place of or in addition to Union Bank of California, N.A.

         "LC Obligations" means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

         "Lenders" means each signatory hereto (other than Borrower and Restricted Persons that are party hereto), including Union Bank of California, N.A. in its capacity as a Lender hereunder rather than as Agent or LC Issuer, and the successors of each such party as holder of a Note.

         "Lender Affiliate" means, with respect to a Lender, any Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by or is under the common control with such Lender; control meaning the power to vote more than 50% of the securities having ordinary voting power for election of directors.

         "Lending Office" means, with respect to any Lender, such Lender's Domestic Lending Office or Eurodollar Lending Office, as applicable; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

         "Letter of Credit" means any letter of credit issued by LC Issuer hereunder at the application of Borrower.

         "Letter of Credit Fee Rate" means, on any date the number of basis points per annum set forth below based on the Applicable Utilization Level on such date:


                      Applicable Utilization Level          Letter of Credit Fee Rate
                 --------------------------------------- ---------------------------------
                                Level I                                200
                                Level II                               225
                                Level III                              250
                                Level IV                               275

Changes in the applicable Letter of Credit Fee Rate will occur automatically without prior notice as changes in the Applicable Utilization Level occur. Agent will give notice promptly to Borrower and the Lenders of changes in the Letter of Credit Fee Rate.

         "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent.

         "LIBOR Rate" means, with respect to each particular Eurodollar Loan and the related Interest Period, the rate of interest per annum determined by Agent in accordance with its customary general practices to be representative of the rates at which deposits of dollars are offered to Agent at approximately 9:00 a.m. New York, New York time two Business Days prior to the first day of such Interest Period (by prime banks in the interbank eurocurrency market which have been selected by Agent in accordance with its customary general practices) for delivery on the first day of such Interest Period in an amount equal or comparable to the amount of the applicable Eurodollar Loan and for a period of time equal or comparable to the length of such Interest Period. The LIBOR Rate determined by Agent with respect to a particular Eurodollar Loan shall be fixed at such rate for the duration of the associated Interest Period. If Agent is unable so to determine the LIBOR Rate for any Eurodollar Loan, Borrower shall be deemed not to have elected such Eurodollar Loan.

         "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "Loan" has the meaning given to such term in Section 2.1.

         "Loan Documents" means this Agreement, the Notes, the Security Documents, the Letters of Credit, the LC Applications, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

         "Majority Lenders" means Agent and Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (66 2/3%).

         "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) Restricted Persons' Consolidated financial condition, (b) the operations or properties of Restricted Persons, considered as a whole, (c) Borrower's or any other Restricted Persons' ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Documents.

         "Matured LC Obligations" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

         "Maturity Date" means July 15, 2002.

         "Maximum Drawing Amount" means at the time in question the sum of the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

         "Maximum Loan Amount" means the amount of $75,000,000.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

         "Mortgaged Properties" means all properties subject to the Security Documents.

         "Note" has the meaning given it in Section 2.1.

         "Obligations" means all Liabilities from time to time owing by any Restricted Person to any Bank Party under or pursuant to any of the Loan Documents, including all LC Obligations. "Obligation" means any part of the Obligations.

         "Parent" means Chesapeake Energy Corporation, an Oklahoma corporation.

         "Percentage Share" means, with respect to any Lender (a) when used in Sections 2.1 or 2.5, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on Lender Schedule attached hereto, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question plus the Matured LC Obligations which such Lender has funded pursuant to Section 2.13(c) plus the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under Section 2.13(c), by
(ii) the sum of the aggregate unpaid principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.

         "Permitted Investments" means:

         (i) Cash Equivalents,

         (ii) Investments by any Restricted Person in any of its Subsidiaries (other than Chesapeake Canada) provided that such Subsidiary is a Guarantor,

         (iii) additional capital contributions to or other investments in Chesapeake Canada not in excess of the aggregate amount of $60,000,000 after August 27, 1998,

         (iv) the entry into operating agreements, joint ventures, processing agreements, farm-out agreements, development agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited) or other similar customary agreements, transactions, properties, interests or arrangements, and investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business,

         (v) Investments consisting of loans or credit extensions permitted under Section 7.8, and

         (vi) Investments existing on the date hereof listed on Schedule 4 hereto.

         "Permitted Lien" has the meaning given to such term in Section 7.2.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

         "Rating Agency" means either S&P or Moody's or their respective successors.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

         "Required Lenders" means Agent and Lenders whose aggregate Percentage Shares equal or exceed seventy-five percent (75%).

         "Reserve Percentage" means, on any day with respect to each particular Eurodollar Loan, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply under Regulation D with respect to "Eurocurrency liabilities", as such term is defined in Regulation D, of $1,000,000 or more. If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

         "Restricted Person" means Parent, Borrower, and each Subsidiary of Parent, (whether or not such Subsidiary is a Guarantor).

         "S&P" means Standard & Poor's Ratings Group and any successor thereto that is a nationally-recognized rating agency.

         "SEC" means the Securities and Exchange Commission.

         "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

         "Security Schedule" means Schedule 2 hereto.

         "Senior Debt Limit" means on any day (a) the maximum amount of Indebtedness that Parent and its Subsidiaries may incur and secure pursuant to the terms of each of the following: (I) clause (i) of the definition of "Permitted Indebtedness" and clause (ii) of the definition of "Permitted Liens" under the `96 Indenture, (II) clause (i) of Section 4.8 of the `97 Indentures and (III) clause (i) of the definition of "Permitted Indebtedness" and clause
(ii) of the definition of "Permitted Liens" under the `98 Indenture minus (b) the amount of Indebtedness (other than Indebtedness under the Borrowing Base) that Parent or any of its Subsidiaries have incurred and/or secured by Liens on such day that counts against the restrictions on the maximum amount of Indebtedness referred to in clause (a).

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

         "Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

         Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the

Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

         Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Bank Party of amounts to be paid under Sections 3.2 through 3.6 or any other matters which are to be determined hereunder by a Bank Party (such as any Eurodollar Rate, LIBOR Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Bank Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

         Section 1.6. Joint Preparation; Construction of Indemnities and Releases. This Agreement and the other Loan Documents have been prepared through the joint efforts of the various parties hereto and their counsel, and all such parties shall equally be considered to be the drafters hereof and thereof. All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification from or being released.

                  ARTICLE II - The Loans and Letters of Credit


         Section 2.1. Commitments to Lend; Notes. Subject to the terms and conditions hereof, each Lender agrees to make loans to Borrower (herein called such Lender's "Loans") upon Borrower's request from time to time during the Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Lenders are requested to make Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (b) after giving effect to such Loans, the Facility Usage does not exceed the Borrowing Base in effect as of the date on which the requested Loans are to be made, (c) after giving effect to such Loans, the Facility Usage does not exceed the Senior Debt Limit in effect as of the date on which the requested Loans are to be made, and
(d) after giving effect to such Loans, the outstanding principal amount of each Lender's Loans, plus such Lender's Percentage Share of LC Obligations does not exceed such Lender's Percentage Share of the Borrowing Base in effect as of the date on which the requested Loans are to be made. The aggregate amount of all Loans in any Borrowing must be greater than or equal to $2,500,000 or must equal the remaining availability under the Borrowing Base. Borrower may have no more than five Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. It is expressly understood that Lenders' commitment to make Loans is determined only by reference to the Borrowing Base from time to time in effect, and the aggregate face amount of the Notes and the amount specified in the Security Documents are specified at a greater amount only for the convenience of the parties to avoid the necessity of preparing and recording supplements to the Security Documents. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein, with Eurodollar Loans bearing interest at the Eurodollar Rate and Base Rate Loans bearing interest at the Base Rate (subject to the applicability of the Default Rate and limited by the provisions of Section 10.7). On the last day of the Commitment Period, unless sooner paid as provided herein, all Loans shall be paid in full. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

         Section 2.2. Requests for New Loans. Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:

                  (a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or (ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

                  (b) be received by Agent not later than 8:00 a.m., Los Angeles, California time, on (i) the day on which any such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which any such Eurodollar Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in Los Angeles, California the amount of such Lender's new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

         Section 2.3. Interest Rates; Continuations and Conversions of Existing Loans.

         (a) Interest Rates. Unless the Default Rate shall be applicable, Base Rate Loans from time to time outstanding shall bear interest on each day outstanding at the sum of the Base Rate in effect on such day, but in no event in excess of the Highest Lawful Rate. Unless the Default Rate shall be applicable, each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day, but in no event in excess of the Highest Lawful Rate. Such interest shall be payable on the dates specified in the Note. After the occurrence and during the continuance of an Event of Default and a notice to the Borrower by Agent that the Default Rate shall apply, all Loans shall bear interest on each day at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

         (b) Continuations and Conversions. Borrower may make the following elections with respect to Loans already outstanding: to Convert Base Rate Loans to Eurodollar Loans, to Convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, or to Continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that Borrower may have no more than five Borrowings of Eurodollar Loans outstanding at any time. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

                  (i) specify the existing Loans which are to be Continued or Converted;

                  (ii) specify (A) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be Continued or Converted and the date on which such Continuation or Conversion is to occur, or (B) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be Continued or Converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

                  (iii) be received by Agent not later than 8:00 a.m., Los Angeles, California time, on (A) the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (B) the third Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to Convert existing Loans into Eurodollar Loans or Continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any notice of Continuation or Conversion with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be Converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

         Section 2.4. Use of Proceeds. Borrower shall use all Loans to finance capital expenditures, to refinance existing Indebtedness of Borrower to Agent, and provide working capital for its operations and for other general business purposes. Borrower shall use all Letters of Credit for its general corporate purposes. In no event shall the funds from any Loan or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

         Section 2.5. Fees.

         (a) Commitment Fees. In consideration of each Lender's commitment to make Loans, Borrower will pay to Agent for the account of each Lender a commitment fee determined on a daily basis at the rate of one-half of one percent (.50%) per annum times such Lender's Percentage Share of the unused portion of the Borrowing Base on each day during the Commitment Period, determined for each such day by deducting the Facility Usage from the amount of the Borrowing Base at the end of such day. This commitment fee shall be due and payable in arrears on the last day of each September, December, March, and June, and at the end of the Commitment Period.

         (b) Agent's Fees. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay fees to Agent as described in a letter agreement of even date herewith between Agent and Borrower.

         Section 2.6. Optional Prepayments. Borrower may, upon three Business Days' notice to each Lender, from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Notes equals $1,000,000 or any higher integral multiple of $1,000,000, so long as Borrower does not prepay any Eurodollar Loan, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of any Loan to less than $100,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Agent in its discretion that Lenders' legal rights under the Loan Documents are in no way affected by such reduction. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.7. Mandatory Prepayments.

         (a) If at any time the Facility Usage exceeds the Maximum Loan Amount (whether due to a reduction in the Maximum Loan Amount in accordance with this Agreement, or otherwise), Borrower shall immediately prepay the principal of the Loans in an amount at least equal to such excess.

         (b) If at any time the Facility Usage is less than the Maximum Loan Amount but in excess of the Borrowing Base (such excess being herein called a "Borrowing Base Deficiency"),

Agent shall give notice of such fact to Borrower (herein called a "Deficiency Notice"), and Borrower shall:

                  (i) within thirty (30) days after the Deficiency Notice give notice to Agent electing to prepay the principal of the Loans in a single payment, in which event Borrower shall prepay the principal of the Loans in an aggregate amount at least equal to such Borrowing Base Deficiency (or, if the Loans have been paid in full, pay to LC Issuer LC Collateral as required under Section 2.16(a)) on or before the date which is sixty (60) days after the Deficiency Notice, or

                  (ii) within 30 days after the Deficiency Notice give notice to Agent electing to prepay the principal of the Loans in installments, in which event Borrower shall prepay the principal of the Loans in six consecutive monthly installments, in an aggregate amount at least equal to such Borrowing Base Deficiency (or, if the Loans have been paid in full, pay to LC Issuer LC Collateral as required under Section 2.16(a)), with the first such installment due 30 days after the Deficiency Notice, the next five such installments due on the same day of each consecutive month, each such installment being in the amount of one-sixth of such Borrowing Base Deficiency, or

                  (iii) within 30 days after the Deficiency Notice, certify to Agent that Borrower has marketable title, free of any Liens, to oil and gas properties not included in such existing Borrowing Base, which properties are not subject to any Liens except Permitted Liens, in an amount which eliminates such Borrowing Base Deficiency, and provide to each Lender the same information regarding such property as would be required for an evaluation by Required Lenders under Section 2.9. If Required Lenders determine that such properties will not serve to eliminate such Borrowing Base Deficiency, then, within five Business Days after receiving notice of such determination, Borrower will elect to make, and thereafter make, the prepayments specified in either of the preceding subsections (i) or (ii) of this subsection (b).

         (c) Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.8. Initial Borrowing Base. During the period from the date hereof to the first Determination Date, the Borrowing Base shall be $75,000,000.

         Section 2.9. Subsequent Determinations of Borrowing Base. Within 90 days after each Evaluation Date commencing October 1, 2000, Borrower shall furnish to each Lender all information, reports and data which Agent has then requested concerning Restricted Persons' businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section
6.2. Within forty-five days after receiving such information, reports and data, or as promptly thereafter as practicable, Required Lenders shall agree upon an amount for the Borrowing Base (provided that all Lenders must agree to any increase in the Borrowing Base) and Agent shall by notice to Borrower designate such amount as the new Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a "Determination Date") and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section, Agent may nonetheless designate the Borrowing Base at any amount which Required Lenders determine and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all such information, reports and data, whereupon Required Lenders shall designate a new Borrowing Base as described above. Required Lenders shall determine the amount of the Borrowing Base based (i) upon the total debt of Restricted Persons and upon the loan value which they in their discretion assign to the various oil and gas properties of Restricted Persons at the time in question and (ii) based upon such other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Restricted Persons) as they in their discretion deem significant. It is expressly understood that Lenders and Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Maximum Loan Amount or otherwise, and that Lenders' commitments to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used for calculating commitment fees under Section 2.5 and, to the extent permitted by Law and regulatory authorities, for the purposes of capital adequacy determination and reimbursements under Section 3.2.

         Section 2.10. Borrower's Reduction of the Borrowing Base.

Until the termination of the Commitment Period Borrower may, during the fifteen-day period beginning on each Determination Date (each such period being called in this section an "Option Period"), reduce the Borrowing Base from the amount designated by Agent to any lesser amount. To exercise such option Borrower must within an Option Period send notice to Agent of the amount of the Borrowing Base chosen by Borrower. If Borrower does not affirmatively exercise this option during an Option Period, the Borrowing Base shall be the amount designated by Agent. Any choice by Borrower of a Borrowing Base shall be effective as of the first day of the Option Period during which such choice was made and shall continue in effect until the next date as of which the Borrowing Base is redetermined.

         Section 2.11. Letters of Credit. Subject to the terms and conditions hereof, Borrower may during the Commitment Period request LC Issuer to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

                  (a) the Facility Usage does not exceed the Borrowing Base at such time;

                  (b) the aggregate amount of LC Obligations at such time does not exceed $15,000,000;

                  (c) the expiration date of such Letter of Credit is prior to the earlier of (i) twelve (12) months after the date of issuance of such Letter of Credit or (ii) 30 days before the Maturity Date;

                  (d) such Letter of Credit is to be used for general corporate purposes of Borrower;

                  (e) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Person, except for Liabilities of any Restricted Person in respect of Hedging Contracts permitted pursuant to Section 7.3;

                  (f) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is not reimbursable under Article III;

                  (g) the form and terms of such Letter of Credit are acceptable to LC Issuer in its sole discretion; and

                  (h) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

LC Issuer will honor any such request if the foregoing conditions (a) through
(h) (in the following Section 2.12 called the "LC Conditions") have been met as of the date of issuance of such Letter of Credit. LC Issuer may choose to honor any such request for any other Letter of Credit but has no obligation to do so and may refuse to issue any other requested Letter of Credit for any reason which LC Issuer in its sole discretion deems relevant.

         Section 2.12. Requesting Letters of Credit. Borrower must make written application for any Letter of Credit at least five Business Days before the date on which Borrower desires for LC Issuer to issue such Letter of Credit. By making any such written application Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.11 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form and substance of Exhibit E, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by LC Issuer and Borrower). Two Business Days after the LC Conditions for a Letter of Credit have been met as described in Section 2.11 (or if LC Issuer otherwise desires to issue such Letter of Credit), LC Issuer will issue such Letter of Credit at LC Issuer's office in Los Angeles, California. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

         Section 2.13. Reimbursement and Participations.

         (a) Reimbursement by Borrower. Each Matured LC Obligation shall constitute a loan by LC Issuer to Borrower. Borrower promises to pay to LC Issuer, or to LC Issuer's order, on demand, the full amount of each Matured LC Obligation, together with interest thereon at the Base Rate from the date such matured LC obligation accrues until the third Business Day after demand, and thereafter at the Default Rate until paid, but in no event in excess of the Highest Lawful Rate.

         (b) Letter of Credit Advances. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by LC Issuer, request Lenders to make Loans to Borrower in the amount of such draft or demand, which Loans shall be made concurrently with LC Issuer's payment of such draft or demand and shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of the first sentence of Section 2.1 the amount of such Loans shall be considered but the amount of the Matured LC Obligation to be concurrently paid by such Loans shall not be considered.

         (c) Participation by Lenders. LC Issuer irrevocably agrees to grant and hereby grants to each Lender, and -- to induce LC Issuer to issue Letters of Credit hereunder -- each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated and for such Lender's own account and risk an undivided interest equal to such Lender's Percentage Share of LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by LC Issuer thereunder. Each Lender unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which LC Issuer is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of LC Collateral), such Lender shall (in all circumstances and without set-off or counterclaim) pay to LC Issuer on demand, in immediately available funds at LC Issuer's address for notices hereunder, such Lender's Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower). Each Lender's obligation to pay LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is not paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Default Rate.

         (d) Distributions to Participants. Whenever LC Issuer has in accordance with this section received from any Lender payment of such Lender's Percentage Share of any Matured LC Obligation, if LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to LC Issuer's demand that such Lender make such payment of its Percentage Share), LC Issuer will distribute to such Lender its Percentage Share of the amounts so received by LC Issuer; provided, however, that if any such payment received by LC Issuer must thereafter be returned by LC Issuer, such Lender shall return to LC Issuer the portion thereof which LC Issuer has previously distributed to it.

         (e) Calculations. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by LC Issuer to Borrower or any Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

         Section 2.14. Letter of Credit Fees. In consideration of LC Issuer's issuance of any Letter of Credit, Borrower agrees to pay (a) to Agent, for the account of all Lenders, a letter of credit fee determined on a daily basis by applying the Letter of Credit Fee Rate to such Lender's Percentage Share of the face amount of the Letter of Credit (but in no event less than $500 per annum), and (b) to such LC Issuer for its own account, a letter of credit fronting fee at a rate equal to one-eighth percent (.125%) per annum times the face amount of such Letter of Credit (but in no event less than $250 per annum). The letter of credit fee and the letter of credit fronting fee will be calculated on the face amount of each Letter of Credit outstanding on each day at the above-applicable rates and will be due and payable in arrears on the last day of each March, June, September and December.

         Section 2.15. No Duty to Inquire.

         (a) Drafts and Demands. LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower agrees to hold LC Issuer and each other Bank Party harmless and indemnified against any liability or claim in connection with or arising out of the subject matter of this section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY, provided only that no Bank Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

         (b) Extension of Maturity. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Restricted Person, or if the amount of any Letter of Credit is increased at the request of any Restricted Person, this Agreement shall be binding upon all Restricted Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer's correspondents, or any Bank Party in accordance with such extension, increase or other modification.

         (c) Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and Borrower further agrees to hold LC Issuer and each other Bank Party harmless and indemnified against any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY, provided only that no Bank Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

         Section 2.16. LC Collateral.

         (a) LC Obligations in Excess of Borrowing Base. If, after the making of all mandatory prepayments required under Section 2.7, the principal balance of the Loans is zero, but the outstanding LC Obligations will exceed the Borrowing Base, then in addition to such prepayment of the entire principal balance of the Loans Borrower will immediately pay to LC Issuer an amount equal to such excess. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC Collateral") until (i) such LC Obligations become Matured LC Obligations, at which time such LC Collateral may be applied to such Matured LC Obligations or (ii) such LC Obligations expire at which time any LC Collateral in excess of any remaining LC Obligations will be returned to Borrower. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit, LC Collateral or LC Obligation, including any LC Application, or any rights which any Bank Party may have to otherwise apply any payments by Borrower and any LC Collateral under Section 3.1.

         (b) Acceleration of LC Obligations. If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.1 then, unless Majority Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by Majority Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding. All amounts so paid shall first be applied to Matured LC Obligations and then held by LC Issuer as LC Collateral until such LC Obligations become Matured LC Obligations, at which time such LC Collateral shall be applied to such Matured LC Obligations.

         (c) Investment of LC Collateral. Pending application thereof, all LC Collateral shall be invested by LC Issuer in such investments as LC Issuer may choose in its sole discretion. All interest on such investments shall be reinvested or applied to Matured LC Obligations. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. Borrower hereby assigns and grants to LC Issuer a continuing security interest in all LC

Collateral paid by it to LC Issuer, all investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, each Note, and the other Loan Documents, and Borrower agrees that such LC Collateral and investments shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

         (d) Payment of LC Collateral. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, LC Issuer may without notice to Borrower or any other Restricted Person provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and LC Issuer is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.


                        ARTICLE III - Payments to Lenders

         Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Bank Party to whom such payment is owed. Each such payment must be received by Agent not later than 10:00 a.m., Los Angeles, California time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Bank Party shall apply all such money so distributed, as follows:

                  (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Bank Parties shall otherwise agree);

                  (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

                  (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

                  (d) last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Section
2.6. All distributions of amounts described in any of subsections (b), (c) or
(d) above shall be made by Agent pro rata to each Bank Party then owed Obligations described in such subsection in proportion to all amounts owed to all Bank Parties which are described in such subsection; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under
Section 2.13(c) or to Agent under Article II or Section 9.4, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer or Agent, respectively, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

         Section 3.2. Increased Cost and Reduced Return.

         (a) If, after the date hereof, the adoption of any applicable Law, rule, or regulation, or any change in any applicable Law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) of any such governmental authority, central bank, or comparable agency:

                  (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar
         Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Loans, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 3.2(a), Borrower may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.5 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

         (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction but only to the extent that such Lender has not been compensated therefor by an increase in the Eurodollar Rate.

         (c) Each Lender shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender shall act in good faith and may use any reasonable averaging and attribution methods.

         Section 3.3. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

         (a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

         (b) the Majority Lenders determine (which determination shall be conclusive) and notify Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of funding Eurodollar Loans for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         Section 3.4. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert other Types of Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.5 shall be applicable).

         Section 3.5. Treatment of Affected Loans. If the obligation of any Lender to make a particular Type of Eurodollar Loan or to continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 3.2 or 3.4 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 3.4 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.2 or 3.4 hereof that gave rise to such Conversion no longer exist:

         (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

         (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 3.2 or 3.4 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 3.5 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their Percentage Shares of the Commitment.

         Section 3.6. Compensation. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

         (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 8.1) on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article IV to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         Section 3.7. Taxes.

         (a) Any and all payments by Borrower to or for the account of any Lender or Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.7) such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made,
(ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.

         (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) Borrower agrees to indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.7) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

         (e) For any period with respect to which a Lender has failed to provide Borrower and Agent with the appropriate form pursuant to Section 3.7(d) (unless such failure is due to a change in treaty, Law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.7(a) or 3.7(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.7, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender and in the event Lender is reimbursed for an amount paid by Borrower pursuant to this Section 3.7, it shall promptly return such amount to Borrower.

         (g) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing such payment.

         (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
Section 3.7 shall survive the termination of the Commitment and the payment in full of the Notes.

         Section 3.8. Compensation Procedure. Any Lender or LC Issuer notifying Borrower of the incurrence of additional costs under Sections 3.2 through 3.7 shall in such notice to Borrower and Agent set forth in reasonable detail the basis and amount of its request for compensation.

Determinations and allocations by each Lender or LC Issuer for purposes of Sections 3.2 through 3.7 of the effect of any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof, any losses or expenses incurred by reason of the liquidation or reemployment of deposits or other funds, any Taxes imposed, or the effect of capital maintained on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under Sections 3.2 through 3.7, shall be conclusive and binding for all purposes, absent manifest error. Any request for compensation under this Section 3.8 shall be paid by Borrower within thirty (30) Business Days of the receipt by Borrower of the notice described in this Section 3.8.

         Section 3.9. Change of Applicable Lending Office. Each Bank Party agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.2 through 3.6 with respect to such Bank Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Bank Party) to designate another Lending Office, provided that such designation is made on such terms that such Bank Party and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Bank Party provided in Sections 3.2 through 3.6.


                  ARTICLE IV - Conditions Precedent to Lending

         Section 4.1. Documents to be Delivered. No Lender has any obligation to make its first Loan, and LC Issuer has no obligation to issue the first Letter of Credit unless Agent shall have received all of the following, at Agent's office in Los Angeles, California, duly executed and delivered and in form, substance and date satisfactory to Agent:

                  (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

                  (b) Each Note.

                  (c) Each Security Document listed in the Security Schedule.

                  (d) Certain certificates of Borrower including:

                           (i) An "Omnibus Certificate" of the Secretary and of
                  the Chairman of the Board or President of the general partner of Borrower, which shall contain the names and signatures of the officers of the general partner of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of the general partner of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's and general partner's state of organization, and (3) a copy of any bylaws of the general partner of Borrower; and

                           (ii) A "Compliance Certificate" of the Chairman of
                  the Board or President and of the Treasurer of Parent, of even date with such Loan or such Letter of Credit, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 4.2.

                  (e) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

                  (f) Documents similar to those specified in subsections (d)(i) and (e) of this Section with respect to each Guarantor and the execution by it of its guaranty of Borrower's Obligations.

                  (g) A favorable opinion of Messrs. Self, Giddens and Lees, counsel for Restricted Persons, substantially in the form set forth in Exhibit F.

                  (h) The Initial Engineering Report and the Initial Financial Statements.

                  (i) Certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof.

                  (j) Payment of all commitment, facility, agency and other fees required to be paid to any Bank Party pursuant to any Loan Documents or any commitment agreement heretofore entered into.

         Section 4.2. Additional Conditions Precedent. No Lender has any obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

                  (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit.

                  (b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

                  (c) After giving effect to all Loans and Letters of Credit requested to be issued on such day (i) the Facility Usage does not exceed the Borrowing Base in effect on such day and (ii) the Facility Usage does not exceed the Senior Debt Limit in effect on such day.

                  (d) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to Parent's Consolidated financial condition or businesses or Borrower's financial condition or businesses since the date of this Agreement.

                  (e) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit.

                  (f) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or any LC Issuer to any penalty or other onerous condition under or pursuant to any such Law.

                  (g) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in
         Section 4.1 (including opinions of legal counsel for Restricted Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (iii) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (iv) the satisfaction of all conditions contained herein or therein, and (v) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.


                   ARTICLE V - Representations and Warranties

         To confirm each Bank Party's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Bank Party to enter into this Agreement and to extend credit hereunder, Parent and Borrower represents and warrants to each Bank Party that:

         Section 5.1. No Default. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

         Section 5.2. Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

         Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         Section 5.4. No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any Law, (2) the organizational documents of any Restricted Person, or (3) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (ii) result in the acceleration of any Indebtedness owed by any Restricted Person, (iii) result in or require the creation of any Lien upon any assets or properties of any Restricted Person, (iv) result in or require the creation of any guaranty by any Restricted Person of any Indebtedness of any other Person except for the guaranties listed in the Security Schedule or (v) violate the restrictions imposed by any of the Indentures. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

         Section 5.6. Initial Financial Statements. Borrower has heretofore delivered to each Bank Party true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Parent's Consolidated financial position at the respective dates thereof and the Consolidated results of Parent's operations and Parent's Consolidated cash flows for the respective periods thereof. Since the date of the annual Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

         Section 5.7. Other Obligations and Restrictions. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to such Restricted Person or material with respect to Restricted Persons' Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

         Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Bank Party in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to each Bank Party in writing which could cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that no Restricted Person warrants that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to each Bank Party true, correct and complete copies of the Initial Engineering Report.

         Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person's directors or officers which could cause a Material Adverse Change.

         Section 5.10. Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

         Section 5.11. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no

"accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         Section 5.12. Environmental and Other Laws. Except as disclosed in the Disclosure Schedule or a Disclosure Report: (a) Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Restricted Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person; (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

         Section 5.13. Names and Places of Business. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out in Section 10.3. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.

         Section 5.14. Borrower's Subsidiaries. Parent does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. No Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report and except those associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

         Section 5.15. Title to Properties; Licenses. Each Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Restricted Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. Other than Liens permitted under Section 7.2, each Restricted Person will respectively own in the aggregate, in all material respects, the net interests in production attributable to the wells and units evaluated in the Initial Engineering Reports. The ownership of such Properties shall not in the aggregate in any material respect obligate such Restricted Person to bear the costs and expenses relating to the maintenance, development and operations of such Properties in an amount materially in excess of the working interest of such Properties set forth in the Initial Engineering Reports. Each Restricted Person has paid all royalties payable under the oil and gas leases to which it is operator, except those contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings. Upon delivery of each Engineering Report furnished to the Lenders pursuant to Section 6.2, the statements made in the preceding sentences of this Section 5.15 shall be true with respect to such Engineering Reports. All information contained in the Initial Engineering Reports is true and correct in all material respects as of the date thereof and as of the date of the first Loan hereunder. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

         Section 5.16. Government Regulation. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         Section 5.17. Insider. No Restricted Person, nor any Person having "control" (as that term is defined in 12 U.S.C. Section 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. Section 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Bank Party, of a bank holding company of which any Bank Party is a Subsidiary or of any Subsidiary of a bank holding company of which any Bank Party is a Subsidiary.

         Section 5.18. Officers, Directors and Shareholders. The officers and directors of Parent are those persons disclosed in the definitive proxy statement prepared by Parent and filed with the SEC in connection with Parent's most recent annual meeting, copies of which proxy statement have been previously furnished in connection with the negotiation hereof.

         Section 5.19. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, each Restricted Person will be "solvent" on the date hereof (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws). Each Restricted Person's capital is adequate for the businesses in which such Restricted Person is engaged and intends to be engaged. No Restricted Person has incurred (whether hereby or otherwise), nor does any Restricted Person intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature.

                 ARTICLE VI - Affirmative Covenants of Borrower

         To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrower, and to induce each Bank Party to enter into this Agreement and extend credit hereunder, Parent, Borrower and each Guarantor warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 6.1. Payment and Performance. Each Restricted Person will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition.

         Section 6.2. Books, Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. Parent will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Bank Party at Parent's expense:

                  (a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Parent together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Price Waterhouse Coopers or another of the five nationally recognized firms of, or other independent certified public accountants selected by Borrower and acceptable to Agent, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety (90) days after the end of each Fiscal

         Year Borrower will furnish a report signed by such accountants (i) stating that they have read this Agreement, (ii) containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections 7.11 and 7.12, and (iii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

                  (b) As soon as available, and in any event within forty-five
         (45) days after the end of each Fiscal Quarter, Parent's Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of Parent's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer or treasurer of Parent stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.11 and 7.12 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

                  (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the SEC or any similar governmental authority.

                  (d) By April 15 of each year, an Engineering Report prepared by independent petroleum engineers chosen by Borrower and acceptable to Majority Lenders, concerning all oil and gas properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be satisfactory to Agent, shall contain sufficient information to enable Borrower to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the SEC, shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. Accompanying such report, Borrower shall deliver a report reflecting, since the date reflected in the most recent report delivered pursuant to this clause (d) or pursuant to the following clause (e), the following (i) all property sales and pending property sales identifying the property and sale price therefor, (ii) all property purchases and pending property purchases identifying the property and the purchase price therefor, and (iii) additional changes in properties in each category from such previous report (i.e.: proven undeveloped, proven developed non-producing, or proven producing). This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

                  (e) By September 15 of each year, and promptly following notice of an additional Evaluation Date, an engineering report prepared as of the preceding July 1 (or the first day of the second preceding calendar month in the case of an additional redetermination) by petroleum engineers who are employees of Borrower (or Chesapeake Operating Inc. under the management services agreement), together with an accompanying report on property sales, property purchases and changes in categories, both in the same form and scope as the reports in (d) above.

                  (f) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, a business and financial plan for Restricted Persons (in form reasonably satisfactory to Agent), prepared by the chief financial officer thereof, setting forth for the first year thereof, quarterly financial projections and budgets for Restricted Persons, and thereafter yearly financial projections and budgets during the Commitment Period.

                  (g) As soon as available, and in any event within sixty (60) days after the end of each month, a report describing by lease or unit the gross volume of production and sales attributable to production during such month from the properties described in subsection (d) above and describing the related severance taxes, other taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such month.

                  (h) As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter, a report setting forth volumes, prices and margins for all marketing activities of Borrower and the other Restricted Persons and a report of all Hedging Contracts in such detail as Agent may request.

         Section 6.3. Other Information and Inspections. Each Restricted Person will furnish to each Bank Party any information which Agent may from time to time request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Restricted Persons' businesses and operations. Each Restricted Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

         Section 6.4. Notice of Material Events and Change of Address. Borrower will promptly notify each Bank Party in writing, stating that such notice is being given pursuant to this Agreement, of:

                  (a) the occurrence of any Material Adverse Change,

                  (b) the occurrence of any Default,

                  (c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

                  (d) the occurrence of any Termination Event,

                  (e) any claim of $1,000,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person's properties, and

                  (f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing Borrower and Guarantors will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that Borrower or any Guarantor changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

         Section 6.5.  Maintenance of Properties.

         (a) Each Restricted Person will (i) do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of the properties owned by each Restricted Person, including without limitation, all equipment, machinery and facilities, and (ii) make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of the properties owned by each Restricted Person will be fully preserved and maintained, except to the extent a portion of such properties are oil and gas properties no longer capable of producing hydrocarbons in economically reasonable amounts.

         (b) Each Restricted Person will promptly pay and discharge or cause to be paid and discharged all delay rentals, royalties, expenses and indebtedness accruing under, and perform or cause to be performed each and every act, matter or thing required by, each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its properties and will do all other things necessary to keep unimpaired each Restricted Person's rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of oil and gas properties is no longer capable of producing hydrocarbons in economically reasonable amounts.

         (c) Each Restricted Person will operate its properties or cause or use commercially reasonably efforts to cause such properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all laws.

         Section 6.6. Maintenance of Existence and Qualifications. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except (i) for any Restricted Person which ceases to exist as a result of a merger, consolidation or other transaction permitted under Section 7.4 or (ii) where the failure so to qualify will not cause a Material Adverse Change.

         Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within one hundred twenty (120) days after the original invoice or billing date therefor pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         Section 6.8. Insurance. Each Restricted Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with the Insurance Schedule. Borrower will maintain the additional insurance coverage as described in the respective Security Documents. Upon demand by Agent any insurance policies covering Collateral shall be endorsed (a) to provide for payment of losses to Agent as its interests may appear, (b) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without fifteen days prior notice to Agent, (c) to provide for any other matters specified in any applicable Security Document or which Agent may reasonably require; and (d) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Restricted Person shall at all times maintain liability insurance in accordance with the Insurance Schedule.

         Section 6.9. Performance on Borrower's Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

         Section 6.10. Interest. Borrower hereby promises to each Bank Party to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Bank Party) which Borrower has in this Agreement promised to pay to such Bank Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

         Section 6.11. Compliance with Agreements and Law. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto.

         Section 6.12. Environmental Matters; Environmental Reviews.

         (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

         (b) Each Restricted Person will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Restricted Person, or of which it has notice, pending or threatened against any Restricted Person, by any governmental authority with respect to any alleged violation of or non-compliance in any material respect with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

         (c) Each Restricted Person will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, received by any Restricted Person in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility which could if adversely determined result in fines or liability of a material amount with respect to any investigation or clean-up of Hazardous Material at any location.

         Section 6.13. Evidence of Compliance. Each Restricted Person will furnish to each Bank Party at such Restricted Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         Section 6.14. Agreement to Deliver Security Documents. Borrower agrees to deliver and to cause each other Restricted Person to deliver, to further secure the Obligations whenever requested by Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any properties now owned or hereafter acquired by any Restricted Person which are Proved Developed Properties, as that term is defined in the `96 Indenture and the `98 Indenture. Without limiting the foregoing, Borrower also agrees to deliver deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests on Proved Developed Properties (as that term is defined in the '96 Indenture and the '98 Indenture) owned by Borrower which have a value (determined by Agent, by the application of a 10% discount factor to determine the net present value of projected future net revenues attributable to the portion of reserves properly categorized as "Producing" under the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor), as of the most recent Evaluation Date) of at least 300% of the Borrowing Base. Borrower also agrees to deliver, whenever requested by Agent in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Agent with respect to any Restricted Person's properties and interests designated by Agent, based upon abstract or record examinations to dates acceptable to Agent and (i) stating that such Restricted Person has good and defensible title to such properties and interests, free and clear of all Liens other than Permitted Liens, (ii) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (iii) covering such other matters as Agent may request. Without limiting the foregoing, within ten (10) days following the date of this Agreement, Borrower shall execute and deliver to Agent Security Documents in form and substance satisfactory to Agent, granting to Agent first perfected Liens on and in the properties described on
Schedule 5 attached hereto.

         Section 6.15. Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver, and will cause each other Restricted Person from time to time to deliver, to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         Section 6.16. Bank Accounts; Offset. To secure the repayment of the Obligations Borrower hereby grants to each Bank Party a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Bank Party at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Bank Party from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Bank Party, and (c) any other credits and claims of Borrower at any time existing against any Bank Party, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each Bank Party is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

         Section 6.17. Guaranties of Borrower's Subsidiaries. Each Subsidiary of Parent other than the Borrower, Chesapeake Marketing, Chesapeake Canada, and Chesapeake Acquisitions, Ltd., an Alberta corporation (the "Required Guarantors") now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Agent in form and substance. Parent will cause each of the Required Guarantors to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Required Guarantors has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

         Section 6.18. Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, Restricted Persons are and will be assigning to Agent and Lenders all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Default has occurred Restricted Persons may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Restricted Persons or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by Agent or Lenders to Restricted Persons constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Agent or Lenders to collect other Production Proceeds thereafter.

                  ARTICLE VII - Negative Covenants of Borrower

         To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrower, and to induce each Bank Party to enter into this Agreement and make the Loans, Parent, Borrower and each Guarantor warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

         (a) the Obligations.

         (b) obligations under operating leases entered into in the ordinary course of such Restricted Person's business in arm's length transactions at competitive market rates under competitive terms and conditions in all respects, provided that the obligations required to be paid in any Fiscal Year under any such operating leases do not in the aggregate exceed $500,000.

         (c) unsecured Indebtedness among the Restricted Persons arising in the ordinary course of business.

         (d) Indebtedness outstanding under the instruments and agreements described on the Disclosure Schedule, including any renewals or extensions of such Liabilities which (i) extend the maturity date thereof but not increase the principal amount thereof, (ii) provide for an interest rate at then prevailing market rates, and (iii) provide no additional restrictive covenants, negative covenants, defaults, or events of default than contained in the original of such documents.

         (e) Indebtedness arising under Hedging Contracts permitted under
Section 7.3.

         (f) Indebtedness of Chesapeake Marketing, in respect of Letters of Credit issued for the Account of Chesapeake Marketing for use in the ordinary course of its marketing business in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

         (g) Liabilities with respect to accrued revenues and royalties due to others during the period the payment thereof has been properly suspended in accordance with applicable agreements and applicable law.

         Section 7.2. Limitation on Liens. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following ("Permitted Liens"):

         (a) Liens which secure Obligations only.

         (b) statutory Liens for taxes, statutory or contractual mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only obligations which are not delinquent or which are being contested as provided in Section 6.7.



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


         (c) as to property which is Collateral, any Liens expressly permitted to encumber such Collateral under any Security Document covering such Collateral.

         (d) margins consisting of letters of credit or cash required to be put up pursuant to any Hedging Contract not to exceed at any time the actual liquidation liability of the Restricted Person thereon.

         (e) Liens existing on the date hereof and listed on the Disclosure Schedule.

         (f) Liens on accounts receivable and cash of Chesapeake Marketing securing Indebtedness permitted by Section 7.1(f).

         Section 7.3. Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract, except:

         (a) Hedging Contracts entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by Restricted Persons, provided that at all times: (1) no such contract fixes a price for a term of more than eighteen (18) months; (2) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed seventy-five percent (75%) of Restricted Persons' aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of Restricted Persons' businesses for such month, and (3) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Bank Party or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant. As used in this subsection, the term "Projected Oil and Gas Production" means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(d), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of such Section 6.3(d) above and otherwise are satisfactory to Agent.

         (b) Hedging Contracts entered into by a Restricted Person with the purpose and effect of (i) fixing interest rates on a principal amount of indebtedness of such Restricted Person that is accruing interest at a variable rate, provided that the aggregate notional amount of such contracts never exceeds seventy-five percent (75%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, and the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such





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

contract, or (ii) contracting for variable interest rates on a principal amount of indebtedness or liquidation preference on preferred stock of such Restricted Person that is accruing interest or dividends at a fixed rate, provided that the aggregate notional amount of such contracts never exceeds the amount of the then liquidation preference on the Parent's 7% Cumulative Convertible Preferred Stock (to the extent issued prior to the date hereof); and the fixed rate index of each such contract generally matches the interest on the corresponding obligation to be hedged by such contract; provided further that in either (i) or
(ii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Bank Party or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency.

         Section 7.4. Limitation on Mergers, Issuances of Securities. Except as expressly provided in this subsection no Restricted Person will merge or consolidate with or into any other business entity. Any Subsidiary of Parent may, however, be merged into or consolidated with (i) another Subsidiary of Parent (other than Borrower), so long as a Guarantor is the surviving business entity, (ii) Borrower, so long as Borrower is the surviving business entity, or
(iii) Parent, so long as Parent is the surviving business entity and Borrower shall not be a party to such merger or consolidation. Parent will not issue any securities or any option, warrant or other right to acquire shares or other securities other than (a) shares of its common stock and any options or warrants giving the holders thereof only the right to acquire such shares and (b) the Parent's 7% Cumulative Convertible Preferred Stock outstanding on the date of this Agreement. No Subsidiary of Parent will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Parent and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

         Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

         (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

         (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

         (c) interests in oil and gas properties, or portions thereof, to which no proved reserves of oil, gas or other liquid or gaseous hydrocarbons are properly attributed.

         (d) other property which is sold for fair consideration to a Person who is not an Affiliate not to exceed, in the aggregate with respect to all sales of property after the date of this Agreement, the amount of $100,000,000; provided that to the extent the aggregate net proceeds of all such sales after the date of this Agreement exceeds $25,000,000 (i) so long as no Default or Event of Default shall have occurred and be continuing, the amount of such excess shall be placed in a segregated account (and, in the case of proceeds of Proved Developed Properties as that term is defined in the `96 Indenture and the `98 Indenture, subject to a perfected, first-priority Lien to secure the Obligations) and within four months following the receipt of such proceeds by the Restricted Person, shall be either applied to permanently repay outstanding Indebtedness of any Restricted Person or to pay the purchase price of proved oil and gas properties acquired by a Restricted Person or to pay development costs with respect to proved oil and gas properties then owned by a Restricted Person, or (ii) if a Default or Event of Default shall have occurred and be continuing, the amount of such excess shall be applied to repay the Obligations and the Borrowing Base shall be reduced by the amount so applied; provided however no such sale shall include Collateral unless, in connection with such sale, the Borrowing Base has been redetermined by Required Lenders pursuant to Section 2.9 giving effect to such transaction and the Facility Usage will not exceed such Borrowing Base after giving effect to such transaction. The value of sales under this clause shall be the greater of the sale price or the discounted present value of the projected future net revenues (at 10% discount rate) reflected in the most recently delivered Engineering Report under Section 6.2. Any sale of property, other than as provided above, shall be subject to the prior written approval of Majority Lenders, in their sole discretion, which approval may be conditioned upon a redetermination and reduction of the Borrowing Base after giving effect to such sale.

No Restricted Person will sell, transfer or otherwise dispose of capital stock of any of Parent's Subsidiaries. No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

         Section 7.6. Limitation on Dividends and Redemptions. No Restricted Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will any Restricted Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Restricted Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person, except as expressly provided in this section. Dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions may be made by any Restricted Person to another Restricted Person. No other dividends of any type to any Person shall be paid without the prior written consent of the Agent and Required Lenders.

         Section 7.7. Limitation on Investments and New Businesses. No Restricted Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (iii) make any acquisitions of or capital contributions to or other investments in any Person, other than Permitted Investments, or (iv) make any acquisitions or investments in any properties or assets (other than a Person) other than: (a) oil and gas properties, (b) gas gathering, treating and processing assets and assets directly related thereto,
(c) inventory and equipment incidental to its business, (d) general and administrative assets such as vehicles, offices and office equipment, and (e) other types of assets not in excess of $500,000 in the aggregate; provided, however, Restricted Persons may make acquisitions of, capital contributions





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

to, or other investments in any Person or make acquisitions of or investments in any properties or assets, in each case which are not otherwise permitted by the foregoing, so long as the aggregate amount thereof made after the date of this Agreement does not exceed $2,500,000.

         Section 7.8. Limitation on Credit Extensions. Except for Permitted Investments, no Restricted Person will extend credit, make advances or make loans other than (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, (ii) loans to Borrower or to any Guarantor (iii) extensions of credit to executive officers pursuant to board of directors' authorizations so long as the aggregate amount of all such loans made by all Restricted Persons does not exceed the principal amount of such credit extended as of the date of this Agreement, and (iv) other extensions of credit to employees of any Restricted Person, so long as the aggregate amount of such loans to any single employee does not exceed $100,000 and the aggregate amount of all such loans made by all Restricted Persons does not exceed $500,000.

         Section 7.9. Transactions with Affiliates. No Restricted Person will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among the Restricted Persons.

         Section 7.10. Certain Contracts; Amendments; Multiemployer ERISA Plans. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (i) pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

         Section 7.11. Current Ratio. The ratio of (i) the sum of Consolidated current assets of Parent and the other Restricted Persons plus the portion, if any, of the Borrowing Base which exceeds the Facility Usage to (ii) Consolidated current liabilities of Parent and the other Restricted Persons will never be less than 1.0 to 1.0. For purposes of this section, all LC Obligations shall be included as current liabilities, regardless of whether or not contingent (but without duplication) and current liabilities shall exclude current maturities of long term debt and current maturities of the Loans.

         Section 7.12. Fixed Charge Coverage Ratio. The ratio of (a) Consolidated EBITDA for any Fiscal Quarter to (b) Consolidated Fixed Charges for such Fiscal Quarter shall never be less than 2.0 to 1.0.


                  ARTICLE VIII - Events of Default and Remedies


         Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

         (a) Borrower or any Guarantor fails to pay the principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

         (b) Borrower or any Guarantor fails to pay any Obligation (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

         (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

         (d) Borrower or any Guarantor fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

         (e) Borrower or any Guarantor fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower;

         (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Agent;

         (g) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Parent or to Parent and its Subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

         (h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $1,000,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or




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

secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

         (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); and

         (j) Any Restricted Person:

                  (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

                  (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                  (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                  (iv) suffers the entry against it of a final judgment for the payment of money in excess of $1,000,000 (not covered by insurance satisfactory to Majority Lenders in their discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                  (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or




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

         released within thirty days after the entry or levy thereof or after any stay is vacated or set aside; and

         (k) Any Change in Control occurs; and

         (l) Any Material Adverse Change occurs.

Upon the occurrence of an Event of Default described in subsection (j)(i),
(j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Guarantor who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans and any obligation of LC Issuer to issue Letters of Credit hereunder shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to Borrower or any Guarantor, do either or both of the following:
(1) terminate any obligation of Lenders to make Loans hereunder and any obligation of LC Issuer to issue Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Guarantor who at any time ratifies or approves this Agreement.

         Section 8.2. Remedies. If any Default shall occur and be continuing, each Bank Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Bank Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Bank Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

                               ARTICLE IX - Agent

         Section 9.1. Appointment and Authority. Each Bank Party hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to the other Bank Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents.

With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Bank Party to Agent of any Default or Event of Default, Agent shall promptly notify each other Bank Party thereof.

         Section 9.2. Exculpation, Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Bank Party and shall not be responsible to any other Bank Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Bank Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

         Section 9.3. Credit Decisions. Each Bank Party acknowledges that it has, independently and without reliance upon any other Bank Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Bank Party also acknowledges that it will, independently and without reliance upon any other Bank Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

         Section 9.4. Indemnification. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's






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Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort or otherwise and including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT,

provided only that no Lender shall be obligated under this section to indemnify Agent for that portion, if any, of any liabilities and costs which is proximately caused by Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent by Borrower under
Section 10.4(a) to the extent that Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Agent" shall refer not only to the Person designated as such in Section
1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

         Section 9.5. Rights as Lender. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

         Section 9.6. Sharing of Set-Offs and Other Payments. Each Bank Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Bank Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Bank Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Bank Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other




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participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a Tribunal to be paid on account of the possession of such funds prior to such recovery.

         Section 9.7. Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

         Section 9.8. Benefit of Article IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Bank Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Bank Party. Bank Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

         Section 9.9. Resignation. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation, Majority Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.





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

                            ARTICLE X - Miscellaneous

         Section 10.1. Waivers and Amendments; Acknowledgments.

         (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Bank Party in exercising any right, power or remedy which such Bank Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Bank Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on Borrower or any Guarantor shall in any case of itself entitle Borrower or any Guarantor to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent or LC Issuer, by such party, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.2(e)), (2) increase the Borrowing Base above the Maximum Loan Amount which requires the agreement of all Lenders pursuant to Section 2.9, (3) increase the Maximum Loan Amount of such Lender or subject such Lender to any additional obligations, (4) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (5) postpone any date fixed for any payment of any such fees, principal or interest, (6) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, or (7) release Borrower from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment.

         (b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof,
(iii) there are no representations, warranties, covenants, undertakings or agreements by any Bank Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Bank Party has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the Guarantors, on one hand, and each Bank Party, on the





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

other hand, is and shall be solely that of debtor and creditor, respectively,
(vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Bank Party, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Bank Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Bank Party, or any representative thereof, and no such representation or covenant has been made, that any Bank Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Bank Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

         (c) Representation by Lenders. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents, subject, however, to the provisions of
Section 10.5.

         (d) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

           THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 10.2. Survival of Agreements; Cumulative Nature. All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Bank Party and all of Bank Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by Borrower or any Guarantor to any Bank Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Bank Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Bank Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or





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

covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Bank Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Bank Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of facsimile or other electronic transmission, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

         Section 10.4. Payment of Expenses; Indemnity.

         (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Agent (including, without limitation, attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Bank Party (including, without limitation, attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of any Bank Party's exercise of its rights thereunder. In addition to the foregoing, until and all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including travel and miscellaneous expenses and fees and expenses of Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.




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


         (b) Indemnity. Borrower agrees to indemnify each Bank Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Bank Party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort or otherwise and including any violation or noncompliance with any Environmental Laws by any Restricted Person or any liabilities or duties of any Restricted Person or any Bank Party with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY,

provided only that no Bank Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Bank Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Bank Parties" shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

         Section 10.5. Joint and Several Liability; Parties in Interest; Assignments. All Obligations which are incurred by Borrower and/or two or more Guarantors shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Borrower or Guarantor may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of all of the Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Bank Parties, such purchaser shall not be entitled to any rights of any Bank Party under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

         (b) No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person only if the agreement





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

between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Borrower or Guarantor under Sections 3.2 through 3.7 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and (iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under the next-to-last sentence of subsection (a) of Section 10.1. No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Agent and Borrower.

         (c) Except for sales of participations under the immediately preceding subsection (b), no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

                  (i) Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor Lender's commitments, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Loans and Note and be committed to make that Percentage Share of all future Loans, the assignee shall have a fixed Percentage Share in such Loans and Note and be committed to make that Percentage Share of all future Loans, and the Percentage Share of the Maximum Loan Amount of both the assignor and assignee shall equal or exceed $5,000,000.

                  (ii) The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Acceptance in the form of Exhibit G, appropriately completed, together with the Note subject to such assignment and a processing fee payable to Agent of $3,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (i) Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to Borrower, and (ii) as of the "Settlement Date" specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

                  (iii) Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) for







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

         Federal income tax purposes, shall (to the extent it has not already done so) provide Agent and Borrower with the "Prescribed Forms" referred to in Section 3.6(d).

         (d) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

         (e) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Agent and each other Lender hereunder that such assignee understands and agrees to the terms hereof, including Article IX hereof.

         (f) Agent shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Bank Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrower or any Bank Party at any reasonable time and from time to time upon reasonable prior notice.

         Section 10.6. Confidentiality. Each Bank Party agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by any Restricted Person, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by Law (whether valid or invalid) of any Tribunal, (iii) is disclosed to any Bank Party's Affiliates, auditors, attorneys, or agents, (iv) is furnished to any other Bank Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document, or (v) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default.

         Section 10.7. Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) DOES NOT APPLY TO THIS AGREEMENT OR TO THE NOTES. BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF






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TEXAS, DALLAS DIVISION, TO THE EXTENT IT HAS SUBJECT MATTER JURISDICTION, AND
OTHERWISE IN THE TEXAS DISTRICT COURTS SITTING IN DALLAS COUNTY, TEXAS. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREE TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN THE STATE OF TEXAS TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN DALLAS, TEXAS. IN FURTHERANCE THEREOF, BORROWER AND BANK PARTIES EACH HEREBY ACKNOWLEDGE AND AGREE THAT IT WAS NOT INCONVENIENT FOR THEM TO NEGOTIATE AND RECEIVE FUNDING OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN SUCH COUNTY AND THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN SUCH COUNTY.

         Section 10.8. Limitation on Interest. Bank Parties, Borrower, Guarantors and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Borrower or Guarantors nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be Lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Bank Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or
(c) any Bank Party or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Bank Party's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Bank Parties and Borrower and Guarantors (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to Lawfully charge the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under Section 303 of the Texas Finance Code (the "Texas Finance Code") for that day, the ceiling shall






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be the "weekly ceiling" as defined in the Texas Finance Code, provided that if any applicable Law permits greater interest, the Law permitting the greatest interest shall apply. As used in this section the term "applicable Law" means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

         Section 10.9. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Borrower or any Guarantor in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Bank Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

         Section 10.10. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

         Section 10.11. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         Section 10.12. Waiver of Jury Trial, Punitive Damages, etc. BORROWER AND EACH BANK PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

         Section 10.13. Amendment and Restatement. This Agreement amends and restates in its entirety that certain Credit Agreement dated as of August 27, 1998, by Borrower, Parent, certain Subsidiaries of Parent, Agent and certain financial institutions, as "Lenders", as amended, restated, or supplemented to the date hereof (the "Existing Agreement"). Borrower and Parent hereby represent and warrant that as of the date hereof all conditions under Section 4.1 of this Agreement have been met. Borrower and Parent hereby agree that (i) the Loans outstanding under the Existing Agreement and all accrued and unpaid interest thereon, (ii) all Letters of Credit issued and outstanding under the Existing Agreement, and (iii) all accrued and unpaid fees under the Existing Agreement shall be deemed to be outstanding under and governed by this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                     CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP,
                     BORROWER

                              By:      Chesapeake Operating, Inc.,
                                       its general partner

                              By:
                                 -----------------------------------------
                                       Martha A. Burger
                                       Treasurer


                     CHESAPEAKE ENERGY CORPORATION,
                     GUARANTOR

                              By:
                                 -----------------------------------------
                                       Martha A. Burger
                                       Treasurer


                     CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP,
                     GUARANTOR

                              By:      Chesapeake Operating, Inc.,
                                       its general partner

                              By:
                                 -----------------------------------------
                                       Martha A. Burger
                                       Treasurer


                     CHESAPEAKE LOUISIANA, L.P.,
                     GUARANTOR

                              By:      Chesapeake Operating, Inc.,
                                       its general partner

                              By:
                                 -----------------------------------------
                                       Martha A. Burger
                                       Treasurer

                         CHESAPEAKE ACQUISITION CORPORATION,
                         GUARANTOR

                                  By:
                                     -----------------------------------------
                                           Martha A. Burger
                                           Treasurer


                         CHESAPEAKE OPERATING, INC.,
                         GUARANTOR

                                  By:
                                     -----------------------------------------
                                           Martha A. Burger
                                           Treasurer


                         CHESAPEAKE ENERGY LOUISIANA CORPORATION,
                         GUARANTOR

                                  By:
                                     -----------------------------------------
                                           Martha A. Burger
                                           Treasurer


                         CHESAPEAKE ROYALTY COMPANY,
                         GUARANTOR

                                  By:
                                     -----------------------------------------
                                           Martha A. Burger
                                           Treasurer


                         ARKOMA PITTSBURG HOLDING CORPORATION,
                         GUARANTOR

                                  By:
                                     -----------------------------------------
                                           Martha A. Burger
                                           Treasurer

                                            Address for Borrower and Guarantors:

                                            6100 North Western
                                            Oklahoma City, Oklahoma
                                            Attention: Treasurer

                                            Telephone:        (405) 848-8000
                                            Telecopy:         (405) 879-9587

                                            With copy to:

                                            Self, Giddens & Lees, Inc.
                                            2725 Oklahoma Tower
                                            210 Park Avenue
                                            Oklahoma City, Oklahoma 73102
                                            Attention: C. Ray Lees

                                            Telephone:        (405) 232-3001
                                            Telecopy:         (405) 232-5553

                                UNION BANK OF CALIFORNIA, N.A.,
                                Agent, LC Issuer and Lender


                                         By:
                                            -------------------------------
                                                Name:
                                                Title:


                                         By:
                                            -------------------------------
                                                Name:
                                                Title:

                                         Address:

                                         500 North Akard
                                         4200 Lincoln Center
                                         Dallas, Texas 75201

                                         Telephone:        (214) 922-4200
                                         Telecopy:         (214) 922-4209

                                                                      SCHEDULE 2



                                SECURITY SCHEDULE


         1. Guaranty dated May 30, 2000, executed by Parent in favor of Agent.

         2. Guaranty dated May 30, 2000, executed by the Subsidiary Guarantors in favor of Agent.

         3. Second Amendment to that certain Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated August 27, 1998, executed by Borrower in favor of Agent.

         4.       First Amendment to that certain Mortgage, Assignment, Security
                  Agreement,         Fixture Filing and Financing Statement
                  dated December 16, 1998, executed by Borrower in favor of Agent.

         5.       First Amendment to that certain Mortgage, Assignment, Security
                  Agreement,           Fixture Filing and Financing Statement
                  dated April 30, 1999, executed by Borrower in favor of Agent (which shall include, without limitation, the addition of the properties referenced on Schedule 2-A attached hereto).

                                                                       EXHIBIT A


                                 PROMISSORY NOTE


$100,000,000                                                        May _, 2000

         FOR VALUE RECEIVED, the undersigned, Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership (herein called "Borrower"), hereby promises to pay to the order of Union Bank of California, N.A., a national banking association (herein called "Lender"), the principal sum of One Hundred Million Dollars ($100,000,000), or, if less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent, 445 South Figueroa Street, Los Angeles, California 90071, or at such other place, as from time to time may be designated by the Agent.

         This Note (a) is issued and delivered under that certain Amended and Restated Credit Agreement dated May _, 2000, among Chesapeake Energy Corporation, Borrower, certain Guarantors and Union Bank of California, N.A., as Agent, and the lenders (the "Credit Agreement"), and is a Note as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto. This Note is given in replacement and renewal of (but not in extinguishment or novation of) that certain Promissory Note dated May 11, 2000, made by Borrower payable to the order of Lender in the original principal amount of $50,000,000. Any interest accrued and unpaid on such Promissory Note dated May 11, 2000 shall not be extinguished but shall be carried forward hereby and shall be payable on the applicable date provided for herein.

         For the purposes of this Note, the following terms have the meanings assigned to them below:

                  "Base Rate Payment Date" means (i) the last day of each March, June, September and December, beginning June 30, 2000, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

                  "Eurodollar Rate Payment Date" means, with respect to any Eurodollar Loan: (i) the day on which the related Interest Period ends and, if such Interest Period is three months or longer, the three-month anniversary of the first day of such Interest Period, and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Eurodollar Loan and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Eurodollar Loan shall be deferred from one Eurodollar Rate Payment Date to another day, such other day shall also be a Eurodollar Rate Payment Date.

         The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on July 15, 2002.

         Unless the Default Rate shall be applicable, Base Rate Loans from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on each Base Rate Loan to but not including such Base Rate Payment Date. Unless the Default Rate shall be applicable, each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. After the occurrence and during the continuance of an Event of Default and a notice to Borrower by Agent that the Default Rate shall apply, all Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Eurodollar Rate and Default Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

         Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for a ceiling under Section 303 of the Texas Finance Code, that ceiling shall be the weekly ceiling and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                                         CHESAPEAKE EXPLORATION LIMITED
                                 PARTNERSHIP


                                            By:      Chesapeake Operating, Inc.,
                                                     its general partner

                                            By:
                                               ---------------------------------
                                                     Martha A. Burger
                                                     Treasurer

                                                                       EXHIBIT B


                               REQUEST FOR ADVANCE


         Reference is made to that certain Amended and Restated Credit Agreement dated as of May _, 2000, among Chesapeake Energy Corporation, Chesapeake Exploration Limited Partnership ("Borrower"), certain Guarantors, Union Bank of California, N.A., as Agent ("Agent"), and Lenders from time to time party thereto (herein, as from time to time supplemented, amended or restated called the "Agreement"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby requests Lenders to make an Advance to Borrower in the principal amount of $ __________ and specifies ____________, 20__, as the date Borrower desires for Lenders to make such Advance and to deliver to Borrower the proceeds thereof.

         To induce Lenders to make such Advance, Parent and Borrower hereby represent, warrant, acknowledge, and agree that:

                  (a) The officer of Parent and Borrower signing this instrument is the duly elected, qualified and acting officer of Parent and Borrower as indicated below such officer's signature hereto having all necessary authority to act for Parent and Borrower in making the request herein contained.

                  (b) The representations and warranties of Restricted Persons set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

                  (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Advance requested hereby. Borrower will use the Advance hereby requested in compliance with Section 2.4 of the Agreement.

                  (d) Except to the extent waived in writing as provided in
         Section 10.1(a) of the Agreement, each Restricted Person has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by such Restricted Person on or prior to the date hereof, and each of the conditions precedent to Advances contained in the Agreement remains satisfied.

                  (e) The unpaid principal balance of the Loan, after the making of the Advance requested hereby, will not be in excess of the Borrowing Base on the date requested for the making of such Advance.

                  (f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The officers of Parent and Borrower signing this instrument hereby certify that, to the best of their knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Parent and Borrower are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 20__.

                          CHESAPEAKE ENERGY CORPORATION


                          By:
                             -----------------------------------
                              Name:
                              Title:

                          CHESAPEAKE EXPLORATION LIMITED
                    PARTNERSHIP


                          By: Chesapeake Operating, Inc.,
                              its general partner

                          By:
                             -----------------------------------
                              Name:
                              Title:

                                                                       EXHIBIT C


                         CONTINUATION/CONVERSION NOTICE

         Reference is made to that certain Amended and Restated Credit Agreement dated May _, 2000 among CHESAPEAKE ENERGY CORPORATION, CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP ("Borrower"), certain Guarantors and UNION BANK OF CALIFORNIA, as Agent ("Agent"), and Lenders from time to time party thereto (herein, as from time to time supplemented, amended or restated, called the "Agreement"). Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby elects to [Continue the following Eurodollar Loan][Convert a Base Rate Loan to a Eurodollar Loan][in the amount of $ __________ with an Interest Period beginning on __________________ and continuing for a period of __________________]
[Convert the following Eurodollar Loan to a Base Rate Loan]:


         To meet the conditions set out in the Agreement for the making of such election, Parent and Borrower hereby represent, warrant, acknowledge and agree that:

                  (a) The officer of Parent and Borrower signing this instrument is the duly elected, qualified and acting officer of Parent and Borrower as indicated below such officer's signature hereto having all necessary authority to act for Parent and Borrower in making the election herein contained.

                  (b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement.

                  (c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The officers of Parent and Borrower signing this instrument hereby certifies that, to the best of their knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Parent and Borrower are true, correct and complete.

         IN WITNESS WHEREOF this instrument is executed as of _______________.

                          CHESAPEAKE ENERGY CORPORATION


                          By:
                             -----------------------------------
                              Name:
                              Title:

                          CHESAPEAKE EXPLORATION LIMITED
                          PARTNERSHIP


                          By: Chesapeake Operating, Inc.,
                              its general partner

                          By:
                             -----------------------------------
                              Name:
                              Title:

                                                                       EXHIBIT D


                            CERTIFICATE ACCOMPANYING
                              FINANCIAL STATEMENTS


         Reference is made to that certain Amended and Restated Credit Agreement dated as of May _, 2000, among Chesapeake Energy Corporation, Chesapeake Exploration Limited Partnership ("Borrower"), certain Guarantors, Union Bank of California, N.A., as Agent ("Agent"), and Lenders from time to time party thereto (herein, as from time to time supplemented, amended or restated called the "Agreement"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         This Certificate is furnished pursuant to Section 6.2(b) of the Agreement. Together herewith Parent and Borrower are furnishing to Lenders [Parent's][Borrower's] financial statements (the "Financial Statements") as at ____________ (the "Reporting Date"). Parent and Borrower hereby represent, warrant, and acknowledge to Lenders that:

         (a) the officer of Parent and Borrower signing this instrument is the duly elected, qualified and acting [Chief Financial Officer][Treasurer] of Parent and Borrower;

         (b) the Financial Statements are accurate and complete and satisfy, the requirements of the Agreement, and fairly present the consolidated financial conditions and results of operations of [Parent and its Subsidiaries][Borrower];

         (c) a review of the activities of each Restricted Person during *[the Fiscal Quarter ending on the Reporting Date and during the portion of the Fiscal Year Ending on the Reporting Date]* *[the Fiscal Year Ending on the Reporting Date] has been made under the supervision of the undersigned and to the knowledge of the undersigned, each Restricted Person is in full compliance with the disclosure requirements of Section 6.2(d) of the Agreement and has observed, performed and fulfilled each and every other obligation and covenant contained in each of the Loan Documents (except to the extent properly waived as provided herein) and no Restricted Person was in Default under the Loan Documents as of the Reporting Date nor is in default as of the date hereof *[except for Default(s) under Section(s) ____________ of the Agreement, which *[is/are] more fully described on a schedule attached hereto].

         The officer of Parent and Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 20__.

                           CHESAPEAKE ENERGY CORPORATION


                          By:
                             -----------------------------------
                              Name:
                              Title:

                          CHESAPEAKE EXPLORATION LIMITED
                          PARTNERSHIP


                          By: Chesapeake Operating, Inc.,
                              its general partner

                          By:
                             -----------------------------------
                              Name:
                              Title:

                                                                       EXHIBIT G

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                                                     Date _______________, 200__


         Reference is made to that certain Amended and Restated Credit Agreement dated as of May _, 2000 (as from time to time amended, the "Agreement"), by and among Chesapeake Energy Corporation, Chesapeake Exploration Limited Partnership, as Borrower, certain Guarantors, Union Bank of California, N.A., as Agent, and certain financial institutions, as Lenders, which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         ____________________ ("Assignor") and ____________________ ("Assignee")
hereby agree as follows:

         1. Assignor hereby sells and assigns to Assignee without recourse and without representation or warranty (other than as expressly provided herein), and Assignee hereby purchases and assumes from Assignor, that interest in and to all of Assignor's rights and duties under the Agreement as of the date hereof which represents the percentage interest specified in Item 3 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations of all Lenders under the Agreement, including, without limitation, all rights and obligations with respect to the Assigned Share in Assignor's Loans and Note. After giving effect to such sale and assignment, Assignee's Percentage Share [(and Assignor's remaining Percentage Share)] will be as set forth in Item 3 of Annex I hereto.

         2. Assignor: (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any other Related Person or the performance or observance by any of them of any of their respective obligations under the Agreement, the other Loan Documents, or any other instrument or document furnished pursuant thereto.

         3. Assignee: (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements most recently delivered thereunder and such other Loan Documents and other documents and information as it has deemed appropriate to make its own analysis of Borrower and the transactions contemplated by the Agreement and its own independent decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon Assignor or any other Bank Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is a an Eligible Transferee under the Agreement; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Agreement and the other Loan Documents as are specifically delegated to them, together with all other powers reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender (including the obligation to make future Loans). [; and (vi) attaches the "Prescribed Forms" described in Section 3.7(d) of the Agreement.]

         4. Following the execution of this Assignment and Assumption Agreement by Assignor and Assignee, an executed original hereof (together with all attachments) will be delivered to Agent. The effective date of this Assignment and Assumption Agreement (the "Settlement Date") shall be the date specified in
Item 4 of Annex I hereto; provided that this Assignment and Assumption Agreement shall not be deemed to have taken effect unless (i) the consent hereto of Agent and Borrower has been obtained (to the extent required in the Agreement), (ii) Agent has received a fully executed original hereof, and (iii) Agent has received the processing fee referred to in Section 10.5(c)(ii) of the Agreement.

         5. Upon the satisfaction of the foregoing conditions, then as of the Settlement Date: (i) Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its duties under the Agreement and the other Loan Documents.

         6. All interest, fees and other amounts that would otherwise accrue pursuant to the Agreement and Assignor's Note for the account of Assignor from and after the Settlement Date shall, instead accrue for the account of, and be payable to, Assignor and Assignee, as the case may be, in accordance with their respective interests as reflected in Item 3 to Annex I hereto. All payments of principal that would otherwise be payable from and after the Settlement Date to or for the account of Assignor pursuant to the Agreement and Assignor's Note shall, instead, be payable to or for the account of Assignor and Assignee, as the case may be, in accordance with their respective interests as reflected in
Item 3 to Annex I hereto. On the Settlement Date, Assignee shall pay to Assignor an amount specified by Assignor in writing which represents the portion of Assignor's Loans which is being assigned and which is outstanding on the Settlement Date, net of any closing costs. Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

         7. Each of the parties to this Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement.

         8. This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

                                               [NAME OF ASSIGNOR]
                                               as Assignor


                                               By:
                                                  -------------------------
                                                  Title:


                                               [NAME OF ASSIGNEE]


                                               By:
                                                  -------------------------
                                                  Title:

CONSENTED TO AND ACKNOWLEDGED:


UNION BANK OF CALIFORNIA, N.A.
as Agent


By:
   -------------------------
   Title:


By:
   -------------------------
   Title:

                  ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                     ANNEX I

1. Borrower: Chesapeake Energy Corporation and Chesapeake Exploration Limited Partnership

2.       Date of Assignment Agreement:

3.       Amounts (as of date of item #2 above):

                                            [Assignor             Assignee
                                           (as Revised)]           (New)
                                           -------------         ---------

         a.  Percentage Share              [__________%]         __________%

         b.  Percentage Share of
              Borrowing Base:              [$__________]         $__________

4.       Settlement Date:

5.       Notices:

         ASSIGNEE:

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         Attention:
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         Telephone:
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         Telecopy:
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6.       Wiring Instructions:

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